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                                                                   Exhibit 10.18

                       First Amendment To Second Amended
                         And Restated Credit Agreement

  This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "First Amendment") is made as of December 31, 1998 and entered into by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a corporation organized and existing under the laws of Delaware (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION (the "Bank") and amends that certain Second Amended and Restated Credit Agreement dated as of January 30, 1998 by and between the Borrower and the Bank (the Second Amended and Restated Credit Agreement, as amended through the date hereof, is hereinafter referred to as the "Original Credit Agreement").


                             W I T N E S S E T H :


  WHEREAS, the Borrower and the Bank entered into the Original Credit Agreement; and


  WHEREAS, upon the request of the Borrower, the Bank has agreed to modify the Original Credit Agreement, all as more particularly set forth herein.

  NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I
                    AMENDMENTS TO ORIGINAL CREDIT AGREEMENT
                    ---------------------------------------

Section 1.01  Amendments to Section 1.1 of the Original Credit Agreement.  (a)
              ----------------------------------------------------------
The following defined terms and the definitions therefor are hereby added to
Section 1.1 of the Original Credit Agreement and inserted in correct alphabetical order:

              First Amendment:  The First Amendment to Second Amended and
              ---------------
     Restated Credit Agreement entered into by and between the Borrower and the Bank and dated as of the First Amendment Effective Date

              First Amendment Effective Date:  December 31, 1998
              ------------------------------

(b) The definitions for the following defined terms and the definitions therefor contained in the Original Credit Agreement are hereby amended and restated in their entirety as follows:

              Term Loan Maturity Date:  June 30, 2006
              -----------------------

              Term Note:  The Term Note substantially in the form of Exhibit
              ----------
      "C-1" to the First Amendment duly executed by the Borrower and delivered to the Bank together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

Section 1.02.  Amendment of Section 2.2a of the Original Credit Agreement.
               ----------------------------------------------------------
Section 2.2a of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

               2.2a  Term Loan Commitment.  The Bank agrees, subject to the
                     --------------------
      terms hereof and relying on the representations and warranties herein set forth, that the Borrower shall have the right to borrower in one or more disbursements from the Closing Date to and including June 30, 1999 an aggregate principal amount not to exceed $15,000,000.

Section 1.03.  Amendment to Section 2.2d(i).  Section 2.2d(i) of the Original
               ----------------------------
Agreement is hereby amended and restated in its entirety as follows:

               (i)  Scheduled Principal Payments.  Principal of the Term Loan
                    ----------------------------
      shall be repaid in twenty-eight (28) consecutive quarterly installments beginning September 30, 1999 and continuing thereafter on the last day of each December, March, June and September to and including the Term Loan Maturity Date. Each of the first twenty four quarterly installments will be in an amount equal to three and one half percent (3.5%) of the principal balance of the Term Loan at the opening of business on July 1, 1999. Each of the twenty-fifth through twenty-eighth quarterly installments will be in an amount equal to four percent (4%) of the principal balance of the Term Loan at the opening of business on July 1, 1999.

Section 1.04.  Amendment to Section 2.2d(iii)(B).  Section 2.2d(iii)(B) is
               ---------------------------------
hereby amended and restated in its entirety as follows:

               (B)  Excess Cash Flow.  On March 31, 2000 and on March 31 of
                    ----------------
      each year thereafter during the term hereof when the outstanding principal balance of the Term Loan is equal to or greater than $7,500,000, the Borrower shall make a payment on the outstanding principal balance of the Term Loan, in an amount equal to (i) twenty-five percent (25%) of the Consolidated Excess Cash Flow for Fiscal Year 1999 for the payment due March 31, 2000 and (ii) fifty percent (50%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year for payments due on and after March 31, 2001. To the extent that the Borrower, in such immediately preceding Fiscal Year, has made voluntary prepayments of principal of the Term Loan, the amount of the mandatory prepayment then due hereunder shall be reduced by the aggregate amount of such voluntary prepayments made in such immediately preceding Fiscal Year.

Section 1.05.  Amendment to Section 2.8c.  Section 2.8c is hereby amended and
               -------------------------
restated in its entirety as follows:

               2.8c   Term Loan Commitment Fee.  The Borrower shall pay to the
                      ------------------------
      Bank on the last day of March, June, September and December to and including June 30, 1999 a Term Loan Commitment Fee calculated on the basis of the actual number of days elapsed, using a year of 360 days at a rate of 1/2 of 1% per annum on the average daily (computed at the opening of business) unused amount of the Term Loan Commitment (i.e., the Term Loan Commitment less the outstanding principal amount of the Term Loan) for the period or Fiscal Quarter then ended.

                                   ARTICLE II
                    BORROWER'S SUPPLEMENTAL REPRESENTATIONS
                    ---------------------------------------

Section 2.01.  Incorporation by Reference.  As an inducement to the Bank to
               --------------------------
enter into this First Amendment, the Borrower hereby repeats herein for the benefit of the Bank each of the representations and warranties made by the Borrower in the Original Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this First Amendment.


                                 ARTICLE III
                             CONDITIONS PRECEDENT
                             --------------------

Section 3.01  Conditions Precedent.  Each of the following shall be a condition
              --------------------
precedent to the effectiveness of this First Amendment:

     (a) The Bank shall have received, on or before the First Amendment Effective Date, the following items, each, unless otherwise indicated, dated on or before the First Amendment Effective Date and in form and substance satisfactory to the Bank:

         (i)   A duly executed counterpart original of this First Amendment;

         (ii)  A duly executed Term Note in the form of Exhibit "C-1";

         (iii) A certificate from the Secretary of the Borrower certifying that the Articles of Incorporation and Bylaws of the Borrower previously delivered to the Bank are true, complete, and correct; and

         (iv) Such other instruments, documents and opinions of counsel as the Bank shall reasonably require, all of which shall be satisfactory in form and content to the Bank

     (b) The following statements shall be true and correct on the First Amendment Effective Date and the Bank shall have received a certificate signed by an Authorized Officer of the Borrower, dated the First Amendment Effective Date, stating that:

         (i) the representations and warranties made pursuant to this First Amendment and in the other Loan Documents, as amended hereby. are true and correct on and as of the First Amendment Effective Date as though made on and as of such date;

         (ii) no petition by or against the Borrower has at any time been filed under the United States Bankruptcy Code or under any similar act;

         (iii) taking into account the amendments set forth in this First Amendment, no Event of Default or event which with the giving of notice, the passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this First Amendment;


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

         (iv) taking into account the amendments set forth in this First Amendment, no material adverse change in the properties, business, operations, financial condition or prospects of the Borrower has occurred which has not been disclosed to the Bank; and

          (v) taking into account the amendments set forth in this First Amendment, the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Original Credit Agreement and the other Loan Documents.


                                 ARTICLE IV
                              GENERAL PROVISIONS
                              ------------------

Section 4.01  Ratification of Terms.  Except as expressly amended by this First
              ---------------------
Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, Encumbrances, security interests, mortgages and pledges granted by the Borrower or third parties, shall continue unimpaired and in full force and effect. The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Original Credit Agreement and the other Loan Documents.

Section 4.02  References.  All notices, communications, agreements,
              ----------
certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment in connection with the Original Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Original Credit Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise. From and after the First Amendment Effective Date, all references in the Original Credit Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Original Credit Agreement as amended hereby.

Section 4.03  Incorporation Into Original Credit Agreement.  This First
              --------------------------------------------
Amendment is deemed incorporated into the Original Credit Agreement. To the extent that any term or provision of this First Amendment is or may be deemed expressly inconsistent with any term or provision of the Original Credit Agreement, the terms and provisions hereof shall control.

Section 4.04  Counterparts.  This First Amendment may be executed in different
              ------------
counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original, and all such counterparts shall constitute one First Amendment.

Section 4.05  Capitalized Terms.  Except for proper nouns and as otherwise
              -----------------
defined herein, capitalized terms used herein as defined terms shall have the same meanings herein as are ascribed to them in the Original Credit Agreement, as amended hereby.

Section 4.06  Taxes.  The Borrower shall pay any and all stamp and other taxes
              -----
and fees payable or determined to be payable in connection with the execution, delivery, filing and


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recording of this First Amendment and such other documents and instruments as are delivered in connection herewith and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 4.07  Costs and Expenses.  The Borrower will pay all costs and expenses
              ------------------
of the Bank (including, without limitation, the reasonable fees and the disbursements of the Bank's counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this First Amendment and the other documents, instruments and certificates delivered in connection herewith.

Section 4.08  GOVERNING LAW.  THIS FIRST AMENDMENT AND THE RIGHTS AND
              -------------
OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

Section 4.09  Headings.  The headings of the sections in this First Amendment
              --------
are for purposes of reference only and shall not be deemed to be a part hereof.



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     IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this First Amendment to Second Amended and Restated Credit Agreement to be duly executed by their respective proper and duly authorized officers as a document under seal, as of the day and year first above written.

Attest:                             Universal Stainless & Alloy Products, Inc.


                                    By:                                 (Seal)
-----------------------------          ---------------------------------------
Name:                               Name:
Title:                              Title:


                                    PNC Bank, National Association


                                    By:                                 (Seal)
                                       ---------------------------------------
                                    Name:
                                    Title:



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